Exhibit 3.3

ARTICLES OF AMENDMENT TO THE ARTICLES OF
INCORPORATION OF JONES LANG LASALLE INCORPORATED

Jones Lang LaSalle Incorporated, a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by striking out Article NINTH of the Articles of Incorporation and inserting in lieu thereof the following:

NINTH: Unless otherwise prescribed by law or otherwise provided herein, special meetings of the stockholders, for any purpose or purposes, may be called by any of (i) the Chairman of the Board of Directors, if there be one, (ii) the President, (iii) the Board of Directors or (iv) the Secretary at the request in writing of stockholders owning at least thirty percent (30%) of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting.

SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

IN WITNESS WHEREOF, Jones Lang LaSalle Incorporated has caused these Articles of Amendment to be signed in its name and on its behalf as of the 1st day of  November, 2011.

JONES LANG LASALLE INCORPORATED

/s/ Mark J. Ohringer
By: Mark J. Ohringer
Its: Executive Vice President

ATTEST:

/s/ Bernadette Wertheimer
By: Bernadette Wertheimer
Its: Assistant Secretary

THE UNDERSIGNED, in connection with the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledge, in the name and on behalf of the Corporation, the foregoing Articles of Amendment, of which this certificate is made a part, to be the corporate act of the Corporation and further certify that, to the best of their knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Gordon G. Repp	/s/ Bernadette Wertheimer
Gordon G. Repp	Bernadette Wertheimer
Executive Vice President	Assistant Secretary